Exhibit 10.25

AGREEMENT OF LEASE

MEMORANDUM OF AN AGREEMENT ENTERED INTO BY AND BETWEEN:

BUZZ TRADING 199 (PTY) LTD
Registration Number: 2007/021617/07
VAT Registration Number: 4260246410

herein represented by LANCE MANNING SEYMOUR CHALWIN-MILTON
in his capacity as DIRECTOR OF THE COMPANY, duly authorised thereto;
(hereinafter referred to as “the Lessor”)

and

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA (PTY) LTD
Registration No: 2002/031446/07
VAT Registration Number: 4780209849

herein represented by HERMAN KOTZÉ
ID Number : _________________________________

in his capacity as DIRECTOR OF THE COMPANY
duly authorised thereto;
(hereinafter referred to as “the Lessee”)

The Lessor hereby lets to the Lessee who hereby hires the Leased Premises described herein on the terms and conditions as set out in the Schedule, Terms and Conditions of the Agreement of Lease and Annexures.

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ANNEXURES TO THIS AGREEMENT

Annexure A	Lessee Company Resolution
Annexure B	Bank Guarantee format	NOT APPLICABLE
Annexure C	Plan of Lease premises
Annexure D	Deed of Suretyship	NOT APPLICABLE
Annexure E	Re-instatement of Leased Premises

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SCHEDULE

1.	Particulars

1.1	The Lessor	:	Buzz Trading 199 (Pty) Ltd
Registration number:
2007/021617/07
Domicilium: 81 – 8th Avenue
Parktown North
Johannesburg 2001

1.2	The Lessee	:	NET 1 Applied Technologies South Africa (Pty) Ltd
Registration
Number :2002/031446/07
Domicilium: 3rd Floor
North Wing,
President Place,
Cnr Hood and Bolton Roads,
Rosebank, 2193

1.3	Lessee’s Trading name	:	NET 1 Applied Technologies
South Africa (Pty) Ltd
1.4	Use of Leased Premises	:	Office facilities and related activities as currently used for and for no other purpose whatsoever

1.5	Leased Premises	:	President Place, 7 Hood Avenue,
Rosebank
and measuring approximately :

Third Floor (North Wing) 938.72m²
Third Floor (West Wing) 938.72m²

Fourth Floor (North Wing) 938.70m²
Fourth Floor (West Wing) 938.70m²

Fifth Floor (North Wing) 938.70m²
Fifth Floor (West Wing) 938.70m²

Sixth Floor (North Wing) 722.73m²
Sixth Floor (West Wing) 716.73m²

Basement 1 620.00m²

7 691.70m²(Seven thousand six hundred and Ninety one comma seven zero square meters) rentable area;

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as demarcated on the plan attached hereto marked Annexure C. The plan only serves to identify the Leased Premises and no warranties are given in regard thereto.

1.6	Building	:	That Building upon the Property in which the Leased Premises are situated, known as President Place

1.7	Property	:	ERF 208 ROSEBANK

1.8	Lease Dates

1.8.1	Lease Period	:	5 (five) years from the commencement date

1.8.2	Commencement Date	:	01 December 2011

1.8.3	Termination Date	:	30 November 2016

1.8.4	Option to Renew	:	Option to renew for 1(One) year (hereinafter “Renewal Period”) to be exercised in writing as stipulated in clause 4 of the Terms and Conditions of the Agreement of Lease

1.9	Monthly Rental	:

EXISTING AREA –
Third Floor	-	North Wing	938.72m²	West Wing	938.72m²
Forth Floor	-	North Wing	938.70m²	West Wing	938.70m²
Fifth Floor	-	North Wing	938.70m²	West Wing	938.70m²
Sixth Floor	-			West Wing	716.73m²
Basement 1			620.00m²

TOTAL			6 968.97m²

YEAR	PERIOD	MONTHLY BASIC RENTAL	OP COSTS	BASEMENT PARKING – 234 BAYS	SHADED PARKING 16 BAYS	VAT	TOTAL
YEAR 1	01 DEC 2011 – 30 NOV 2012	R391 656.11	R121 956.98	R112 320.00	R4 480.00	R88 257.83	R718 670.92
YEAR	PERIOD	MONTHLY BASIC RENTAL	OP COSTS	BASEMENT PARKING – 250 BAYS	SHADED PARKING 0 BAYS	VAT	TOTAL
YEAR 2	01 DEC 2012 – 30 NOV 2013	R430 821.73	R134 152.67	R132 000.00	R0.00	R97 576.42	R794 550.81
YEAR 3	01 DEC 2013 – 30 NOV 2014	R473 903.90	R147 567.94	R145 200.00	R0.00	R107 334.06	R874 005.90
YEAR 4	01 DEC 2014 – 30 NOV 2015	R530 772.37	R165 276.09	R162 624.00	R0.00	R120 214.14	R978 886.60
YEAR 5	01 DEC 2015– 30 NOV 2016	R594 465.05	R185 109.22	R182 138.88	R0.00	R134 639.84	R1 096 353.00

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NEW AREA –

Sixth Floor	-	North Wing	722.73m²

TOTAL			722.73m²

YEAR	PERIOD	MONTHLY BASIC RENTAL	OP COSTS	VAT	TOTAL
YEAR 1	01 NOV 2011 – 30 NOV 2011	R0.00	R12 647.78	R1 770.69	R14 418.46
	01 DEC 2011 – 31 JUL 2012	R0.00	R12 647.78	R1 770.69	R14 418.46
	01 AUG 2012 – 30 NOV 2012	R40 617.43	R12 647.78	R7 457.13	R60 722.33
YEAR 2	01 DEC 2012 – 30 NOV 2013	R44 679.17	R13 912.55	R8 202.84	R66 794.56
YEAR 3	01 DEC 2013 – 30 NOV 2014	R49 147.09	R15 303.81	R9 023.13	R73 474.02
YEAR 4	01 DEC 2014 – 30 NOV 2015	R55 044.74	R17 140.26	R10 105.90	R82 290.90
YEAR 5	01 DEC 2015– 30 NOV 2016	R61 650.10	R19 197.10	R11 318.61	R92 165.81

STORAGE AREA –

Basement 1	3 parking bays converted – Generator room

Basement 3	18 parking bays converted - Storerooms

TOTAL	21 basement bays converted into storage

YEAR	PERIOD	MONTHLY BASIC RENTAL	VAT	TOTAL
YEAR 1	01 DEC 2011 – 30 NOV 2012	R5 400.00	R756.00	R6 156.00
YEAR 2	01 DEC 2012 – 30 NOV 2013	R5 940.00	R831.60	R6 771.60
YEAR 3	01 DEC 2013 – 30 NOV 2014	R6 534.00	R914.76	R7 448.76
YEAR 4	01 DEC 2014 – 30 NOV 2015	R7 318.08	R1 024.53	R8 342.61
YEAR 5	01 DEC 2015 – 30 NOV 2016	R8 196.25	R1 147.47	R9 343.72

1.10	Escalations	Rental:	10% (Ten percent) on years 2 and 3 and 12% (Twelve percent) on years 4 and 5 compounded per annum on the anniversary of the Commencement Date

		Operating Costs:	10% (Ten percent) on years 2 and 3 and 12% (Twelve percent) on years 4 and 5 compounded per annum on the anniversary of the Commencement Date

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Parking/storage:	10% (Ten percent) on years 2 and 3 and 12% (Twelve percent) on years 4 and 5 compounded per annum on the anniversary of the Commencement Date

1.11	Parking Rental	:	Basement bays – R480 (excluding VAT) per parking bay per month

Shaded bays – R280 (excluding VAT) per parking bay per month

1.12	Parking Bay/s	:	: 250 Basement bays – As per Annexure C(5-7) attached.
Level 1 – 30 bays
Level 2 – 59 bays
Level 3 – 161 bays

1.13	Lessee’s pro rata share	:	63.36% calculated in terms of clause of the Terms and Conditions of the Agreement of Lease

1.14	Other Charges

1.14.1	Rates and Taxes	:	The Lessee is responsible for their pro rata share of rates and taxes levied on the property and building that make up the development, which is equal to: R99 656.27 per month (Existing Area)

The Lessee is responsible for their pro rata share of rates and taxes levied on the property and building that make up the development, which is equal to: R10 335.04 per month (New Area)

Lessee’s pro rata share of increases (as recorded in clause 6.2 of the Terms and Conditions of the Agreement of Lease)

1.14.2	Other charges	:	As recorded in clause 10 of the Terms and Conditions of the Agreement of Lease

1.15	Lease Fee	:	R2 500.00 (Five Hundred Rand) (excluding VAT)

1.16	Deposit (Cash / Bank Guarantee)	:	NIL (NIL rand)

1.17	Personal Suretyship by	:	NIL as recorded in the attached Annexure D

1.18	VAT Rate	:	All amounts are exclusive of 14% or such other rate as promulgated from time to time

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1.19	Special Term	:

The tenant will be granted a period of 30(thirty) days beneficial occupation and an additional 240 (Two Hundred and forty days) rent-free period in lieu of a tenant installation allowance granted by the Landlord to the Tenant on the new area of 722.73m² (6th Floor North Wing). The beneficial occupation period is to allow the tenant, inter alia, to prepare the premises to commence trading on the lease commencement date. No rent will be payable during the beneficial occupation and rent-free period but services such as water, electricity, sewerage, refuse removal, rates and taxes and operating costs at R17.50/m² will be billed and payable monthly by the Tenant. It is specifically recorded that the Landlord shall use its best endeavours to grant the tenant timeous access to the premises. Should the Tenant not be granted access to the premises on the day specified above for reasons beyond the control of the Landlord or its agents, the Tenant shall have no claim against either of them and neither will the commencement date of the lease be affected by the delay.

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TERMS AND CONDITIONS OF THE AGREEMENT OF LEASE

2.	Interpretation

In the interpretation of this Agreement of Lease (including Schedules and Annexures hereto), unless the context clearly otherwise indicates:

	2.1	“the Building” means the Building in which the Leased Premises are located and as described in clause 1.6 of the Schedule.

	2.2	“the Commencement Date” and “Termination Date” means the date as recorded in clauses 1.8.2 and 1.8.3 of the Schedule.

2.3

“Common Area” or “Common Areas” or “Common Amenities” means those portions of the Building and the Property not designed to form part of the gross lettable area of the Building or the Property of the Leased Premises including, but without derogating from the generality of the aforegoing, lifts (if applicable), staircases, toilet conveniences, loading zones, all parking, service roads, passages, service corridors and yards. Nothing contained in this definition shall be construed as imposing any obligation on the Lessor to provide any such conveniences as are specifically mentioned above, unless stipulated otherwise in this Agreement.

2.4

the Common Amenities” means those facilities, Common Area and services in the Building and/or Property available for use by, or supplied to the tenants on a non- exclusive basis and include inter alia, airconditioning, security services, Common Areas, visitor’s parking and such like.

	2.5	“the Land” means the Land on which the Building is located;

2.6

“the Leased Premises” means the Leased Premises let in terms of this Agreement of Lease as described in clause 1.5 of the Schedule and as depicted in the plan attached hereto marked Annexure C, which only serves to identify the Leased Premises and no warranties are given in regard thereto.

	2.7	“the Lessee” includes its principals, directors, agents, employees, contractors, licensees and invitees and similar categories of persons.

2.8

“the Lessee’s pro rata share” shall be calculated as the lettable area of the Leased Premises, expressed as a percentage of the total lettable area of the Property from time to time. At the date of signature the Lessee’s pro rata share is described in clause 1.13 of the Schedule.

2.9

“the Lessor” includes its directors, agents, employees and shall include any manager or other person appointed by the Lessor in writing from time to time to inter alia administer the Building or any other agent appointed by the Lessor from time to time.

	2.10	“the Lessor’s Architect” means the architect appointed by the Lessor from time to time.

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2.11

“Operating Costs” means the monthly operating cost payable by the Lessee to the Lessor as recorded in clause 1.9 of the schedule - in respect of maintaning and running the building and/or property for which the tenant is not otherwise liable in terms of this lease, including (but not limited to) :

Cleaning

Security expenses

Lift and escalator maintenance costs Insurance premiums Rent collecting expenses and fees

Cost of repairs and general maintenanace, painting, salaries and wages of all employees engaged in the operation and maintenance of the building and the property,

Air conditioning maintenance and running costs in respect of the common area

Administrative costs

Accounting, audit and secretarial fees

Pest control

The above services are provided by President Place Body Corporate.

2.12

“Prime Rate of interest” shall mean the prime rate of interest percent per annum compounded monthly from time to time of the Lessor’s bankers and as determined by any of the said banker’s manager, whose authority and certification will not have to be proved. Furthermore a certificate issued by such manager shall constitute prima facie proof of such rate.

2.13	“the Property” means the Property consisting of the Land upon which the Building is situated, and as described in clause 1.7 of the Schedule.

2.14	“in writing” shall mean a written communication and shall include and be limited to a letter forwarded by registered post or hand-delivered or a facsimile transmission.

2.15	Words importing any one gender shall include the other and words importing the singular shall include the plural and vice versa.

2.16	The headings are used for reference only and are in no way to be deemed to modify, amplify or aid in the interpretation of this Agreement of Lease.

2.17	All terms referred to in the Schedule shall have the meanings as are assigned to them therein.

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2.18	Any clauses which are deleted in this Agreement of Lease and which remain legible thereafter shall be regarded as pro non scripto in the interpretation and implementation of this Agreement of Lease.

2.19

In the interpretation of this Agreement of Lease, the contra proferentem rule of construction shall not apply (this Agreement of Lease being the product of negotiations between the Parties), nor shall this Agreement of Lease be construed in favour of or against any party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement of Lease.

2.20

The terms and conditions of this Agreement are severable, therefore should any law or enactment render one or more of the provisions of this Agreement be unenforceable or unlawful then such provision(s) shall be severed from this Agreement and will be regarded as pro non scripto and the remaining provisions of this Agreement shall be of full force and effect.

3.	Lease Period

The lease shall commence on the Commencement Date as recorded in clause 1.8.2 of the Schedule and terminate on the Termination Date as recorded in clause 1.8.3 (“the Initial period”)

4.	Option to Renew

4.1

The Lessee has an option to renew this lease for a further period as recorded in clause 1.8.4 of the Schedule subject to the same terms and conditions of this lease, except that the Rental and Operating Costs may be reviewed by the Lessor so as to be equivalent to such rental as the Lessor can obtain for the Leased Premises at that time, from any bona fide Lessee notwithstanding which, subject to the rental, operating costs and escalation for the renewal period not being less than the rental and operating costs of the current lease and that there shall be no further option to renew.

4.2

If the Lessee shall desire to exercise the option herein granted to it, it shall give written notice to the Lessor to that effect at least 6 (Six) months prior to the expiration of the Initial Period of this Agreement, failing which this option shall lapse and be of no further force or effect and this Agreement shall terminate on the Termination Date.

4.3

The option is granted on condition that the Lessee does not commit any breach of any term of this Agreement during the Initial Period of the Agreement and the Lessee does not rectify such breach within 7 (Seven) days after receipt of a written notice from the Lessor. Should the condition not be fulfilled in other words the Lessee commits a breach and does not rectify such breach as aforesaid, the Lessee’s option to renew this Agreement shall lapse and be of no further force or effect. This condition is for the benefit of the Lessor and may be waived by the Lessor in writing at any time.

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5.	Leased Premises

5.1	The Leased Premises are described in clause 1.5 of the Schedule.

5.2

Upon completion of the Leased Premises, an architect’s certificate shall be issued by the Lessor’s Architect in respect of the rentable area of the Leased Premises and should such measurement vary by 5% (Five Percent) or more from the area stipulated in clause 1.5 of the Schedule, then an adjustment shall be made to clause 1.9 of the Schedule and thereafter recorded in an Addendum to this Agreement.

5.3	The Lessee confirms that the Leased Premises have been identified to it.

5.4

The Leased Premises hereby let may only be used for the purposes as recorded in clause 1.4 of the Schedule and for no other purpose whatsoever without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. The Lessee acknowledges and agrees that under no circumstances may the Leased Premises be used for residential purposes or the sleeping over of any person or persons.

5.5

The Leased Premises will be deemed to be in good order and condition at the commencement of the Lease Period, unless and to the extent that the Lessee has notified the Lessor of any defects or damage therein in writing within 7 (Seven) days after the taking occupation of the Leased Premises.

5.6

The Lessee must satisfy himself that the Leased Premises are suitable for the purpose for which they are let and notwithstanding clause 4.1 above, the Lessor is giving no warranties or undertakings in this regard. The Lessee is to obtain all authorisations and licenses necessary to lawfully use the Leased Premises for the purposes for which they are rented by him.

5.7	Appurtenances, fixtures and fittings provided by the Lessor on the Leased Premises form part of the Leased Premises.

6.	Rental and Other Charges

6.1

The Monthly Rental payable by the Lessee comprises of the monthly rental referred to in clause 1.9 and 1.11 of the Schedule and the pro-rata contribution of increases for municipal rates, services and taxes referred to in clause 10 below. The Lessee will be liable for payment of all Value Added Tax (“VAT”) on the said amounts referred to in this clause.

6.2

Should the Property rates and taxes increase during the currency of the lease the Lessee will be liable for the Lessee’s pro-rata share of such increase. The Lessee will be liable for such increases from the 01st July 2012.

6.3

The Lessee shall be liable for the Lessee’s pro-rata share of any new tax or levy introduced by any local or other authority in respect of and/or relating to the Leased Premises, the Property or signage thereon.

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7.	Payment

7.1	The Lessee will pay, without deduction or set-off for any reason whatsoever via Electronic Fund Transfer into such account as may be nominated by the Lessor from time to time: -

	7.1.1	the Monthly Rental as recorded in clause 1.9 of the Schedule monthly in advance on or before the first day (which is not a Saturday, Sunday or public holiday) of each month;

	7.1.2	the Lease Fee (as recorded in clause 1.15 of the Schedule) on the date on which the Lessee signs this Agreement;

	7.1.3	any other amount owing within 7 days of demand.

7.2	The Lessor may appropriate any payment received from or for the benefit of the Lessee in reduction of any amount payable by the Lessee to the Lessor in terms of this Agreement.

7.3

If the Lessee fails to make payment to the Lessor of any amount payable by him in terms of this Agreement, then the Lessor may (without prejudice to any other rights and remedies which it may have) recover interest from the Lessee on the amount outstanding at the Prime Rate of interest charged by the Lessor’s bankers from time to time plus 2% (two percent).

7.4

Without prejudice to any rights and remedies of the Lessor and notwithstanding any legal rule to the contrary, payments made by post will only have been validly made when the payment is received by the Lessor and if made in terms of any instrument, other than cash, when such instrument has been honoured. Furthermore the Lessee bears the risk of such payment not being delivered by post timeously or at all, whether as a result of loss, theft, delay or any other reason.

7.5

The Lessee acknowledges that the bank account detail of the Lessor is not likely to change. The Lessee will be informed of a change in bank account detail of the Lessor in writing and on a letterhead from the Lessor or its agent and such letter will be sent by registered mail. Prior to the Lessee acting on such letter, the Lessee shall verify the purported change in bank account detail by calling the Financial Director of Lessor or its agent and confirm such change whereafter the Lessee shall further confirm and/or verify any change in bank account detail in writing, on an official letterhead of the Lessee addressed to the Financial Director of the Lessor or its agent and referring to such telephone call and the content thereof. Prior to making payment into the new bank account, the Lessee shall confirm that the Financial Director of the Lessor has received such letter. Should payment of gross monthly rent and all other payments be made in any manner than as set out above, the risk and liability to ensure that payment of gross monthly rent and other payments due in terms of this Agreement shall remain vested with the Lessee. The Lessee hereby accepts the full risk and liability should any payment be lost, stolen or misappropriated and the Lessee shall immediately make a proper payment in replacement thereof.

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8.	Maintenance and Alterations

8.1	The Lessee is liable for -

	8.1.1	any damage caused to the Property by himself or for which the Lessee is vicariously liable;

8.1.2

any damage to the interior of the Leased Premises as well as to the inside and outside of its doors, door mechanisms and windows ( including but not limited to frames, burglar - proofing, fluorescent tubes, light bulbs, choking coils and power points) save and except for damage caused by the Lessor or for which the Lessor is vicariously liable;

	8.1.3	maintaining at its cost the interior of the Leased Premises in good order and condition.

In the event of a dispute as to whether the Lessee is liable in terms of clauses 8.1.1,

	8.1.2	or 8.1.3 hereof, the onus is on the Lessee to prove that he is not so liable.

8.2	The Lessee will at his cost, keep the interior of the Leased Premises clean and hygienic at all times, free of all pests and vermin.

8.3	On vacating the Leased Premises, the Lessee will at its cost, reinstate and restore the Leased Premises as recorded in Annexure E.

8.4	The Lessee may not make any alterations, additions or improvements to the Leased Premises without the prior written consent of the Lessor whose consent shall not be unreasonably withheld.

8.5

Without derogating from the other provisions of this Agreement, the Lessor is not liable to compensate the Lessee for any alterations, additions or improvements made to the Leased Premises and the Lessee waives any lien in respect of such alterations, additions or improvements.

8.6	No contractors may be employed by the Lessee to do any work in the Leased Premises other than contractors approved by the Lessor in writing, which approval will not be unreasonably withheld.

8.7

The Lessee will at all reasonable times permit the Lessor to have access to the Leased Premises for the purpose of carrying-out inspections or to carry out any repairs which the Lessor deems necessary.

9.	Management and use of the Property

9.1

The Lessee will abide by all rules made by the Lessor from time to time in respect of the management and use of the Property as advised by the Lessor to the Lessee in writing from time to time. Such rules may amongst other things, be in respect of security, safety, fire, access, parking, common areas, the keeping or attaching of anything (also name boards and signage) visible from outside the Leased Premises, delivery, refuse removal and other services. Such rules are to be reasonable and according to trade usage. A breach of such rules will be deemed a breach of this Agreement.

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9.2

The Lessor may reasonably control, restrict or deny access to the Property in the interest of security of safety and may secure the Property as it sees fit. The Lessee is responsible for the security of the Leased Premises at its own cost. Such security shall abide by the rules and regulations implemented by the Lessor from time to time and shall comply with the directives of the Lessor’s appointed security service provider (if any). The Lessor is responsible to secure all common areas up to the Leased Premises; thereafter it is the Lessee’s responsibility.

9.3

The Lessee will use the Leased Premises for the purpose referred to in clause 1.4 of the Schedule and may not use it for any other purpose. The Lessee may not permit any unlawful use of the Leased Premises or any use which is contrary to the conditions of title, registered servitudes and the provisions of the town planning scheme applicable in respect of the Property.

9.4

Save for the gross negligence and/or willful misconduct, the Lessor is not liable for any inconvenience or damage suffered by the Lessee on account of the interruption or temporary restriction of services to the Leased Premises, restriction or denial of access to the Property, the application of security or safety measures, maintenance and repair work to effect alterations, additions or removals. Access will not be unreasonably withheld.

9.5	The Lessee will not permit any object to be placed in the Leased Premises which exceeds the floor design load of the Building or of the Leased Premises.

9.6	The Lessee may not overload the electricity supply to the Leased Premises.

9.7

The Lessor may at any time place any license or business notice on the exterior of the Leased Premises. “To Let” signs may, unless agreed otherwise in writing, only be placed on the exterior of the Leased Premises during the last 3 (Three) months of the Lease Period and/or upon cancellation of this Agreement in the event of breach.

9.8

The Lessee shall ensure that the common areas and facilities are not used as eating- places or general resting places by its invitees and the Lessee shall procure that its invitees do not misuse the areas and facilities in any other way; this will not apply to the common area in front of the coffee shop.

9.9	Common conveniences and facilities are used at the user’s own risk, and the Lessor shall not be liable for injury to any person or for any damage or loss, however caused.

9.10	The Lessee will ensure that its employees are advised and instructed to utilize the dedicated smoking area. As indicated on Annexure C(8)

10.	Services and other Charges payable by Lessee

10.1

In addition to the monthly rental, the Lessee shall be liable for and shall pay the Lessor on a monthly basis to the Lessor or the local authority or body concerned, as the Lessor may from time to time require:

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10.1.1

the cost of all electricity, including but not limited to the electrical maximum demand charges, basic electrical charges, connection fees and all other electrical consumption by the Lessee on or about the Leased Premises;

10.1.2	Gas and water consumed by the Lessee on or about the Leased Premises;

10.1.3	the Lessee’s pro-rata share of industrial effluent charges and sewerage charges calculated at the applicable rate specified by the local authority,

10.1.4	the Lessee’s pro-rata share of refuse removal charges for the Leased Premises or its direct costs of actual refuse removal generated by the Lessee whichever is applicable;

10.1.5	the Lessee’s pro-rata share of Common Amenity Costs

10.1.6

the Lessee’s pro-rata share all costs incurred by the Lessor for the reading of meters situated at the Property relating to water, electricity and gas consumption on the Property and/or the Leased Premises.

10.2

Should a meter metering the electricity and water consumption be shared between lessees, the charges will be shared on a pro rata basis calculated as the percentage which the area of the Leased Premises bears to the total area metered.

10.3

Should at any time such meters fail, then the Lessee will be liable for its average electricity and water charges, calculated over the preceding 6 (Six) months. A certificate issued by the Lessor and/or its agent shall constitute prima facie proof of such calculation. The Lessee shall be notified immediately upon the discovery of such a metering defect.

10.4

Should the Lessee fail to pay the charges for electricity and/or water within 7 (Seven) days of written demand, then, without prejudice to any other rights it may have, the Lessor shall be entitled to terminate the supply of utility services to the Lessee without further notice, and shall not be liable for any damages, including consequential damages, that may be sustained by the Lessee.

10.5

If water, gas or electricity is not metered separately for the Leased Premises, then the Lessee’s liability for charges for electricity, water and gas shall be the Lessee’s pro-rata share (as recorded in clause 1.13 of the Schedule) thereof calculated at the same rate as the Lessee would pay to that authority or supplier, had such services been supplied directly to the Lessee.

10.6	No heating or air-conditioning appliances (other than as supplied by the Lessor, if any) may be used in the Leased Premises, unless the Lessor consents thereto in writing.

10.7	Any additional services required by the Lessee in respect of the Leased Premises must be expressly agreed to in writing.

10.8	Any electrical charges, refuse removal, water or any other such charges shall be paid for by the Lessee from the fixturing occupation date, whether or not the Lessee trades from the Leased Premises.

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10.9

The Lessee shall furthermore be liable for the costs of servicing and maintaining any dedicated air-conditioning unit, alternatively in case of a shared unit, the costs divided by the area of the Leased Premises expressed as a percentage of the total area which the air conditioning unit serve, excluding common areas.

10.10	The Lessee shall furthermore be liable for the costs of purchase, installation, maintenance and repair of any and all hand held firefighting equipment and hose reels in the Leased Premises.

10.11	The Lessee shall be responsible for the replacement cost of any bins or containers used by or in connection with the Leased Premises which may be stolen, lost or unlawfully removed.

10.12

Should any future legislation introduce a penalty or an extra charge or levy on electricity and/or water consumption based on usage of electricity and/or water or as directed in such legislation, the Lessor shall be entitled to recover such penalty or extra charge or levy from the Lessee if such Lessee’s usage of electricity and/or water results in a penalty or extra charge or levy. A certificate issued by the Lessor shall constitute prima facie proof of the Lessee’s liability and the amount stated therein.

11.	Defects

11.1

Should the Lessee, on taking occupation of the new Leased Premises on the 6th floor North Wing, find any of the keys, locks, doors, door mechanisms, windows, washbasins, taps, toilets, sanitary ware, drains or downpipes, electrical, other equipment or any other finishes relating to the premises not in good order, the Lessee shall notify the Lessor in writing of all defects within 7 (Seven) days of taking occupation and the Lessor shall take all reasonable steps to repair such defects as soon as possible. Should the Lessee not give such notice within the specified time, it shall be regarded as an acknowledgement that the Leased Premises and items were received in good order and repair.

11.2	The provisions of this clause shall not be applicable in the event of a renewal of any Agreement of Lease.

12.	Cession, subletting and sale of business

12.1

The Lessee may not cede any of his rights or delegate any of his obligations in terms of this Agreement or sublet or give up occupation of the Leased Premises (or part thereof to any person other than its subsidiaries or affiliate entities without the prior written consent of the Lessor, which consent shall not unreasonably be withheld. The onus is on the Lessee to prove unreasonableness.

~~12.2~~

~~If the Lessee is a private company or close corporation and it intends to change the holding of its members so that the members who held the controlling interest when this Agreement was entered into, will no longer do so, then -~~

	~~12.2.1~~ 	~~the Lessee will inform the Lessor in writing of such intended change; and~~

	~~12.2.2~~ 	~~obtain the Lessor’s prior written consent to such change, which consent shall not unreasonably be withheld by the Lessor. The onus is on the Lessee to prove unreasonableness.~~

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~~provided that should the Lessee fail to inform the Lessor of an intended change as contemplated in clause 12.2.1 or should the Lessor withhold its consent to any such change and the Lessee nevertheless proceeds to change the holding of its members, the Lessor may terminate this Agreement by 1 (One) calendar month’s written notice given to the Lessee within 30 (Thirty) days after the Lessor becomes aware of the change in members’ holding.~~

~~12.3~~

~~The Lessee shall not be entitled to sell its business conducted from the Leased Premises without the prior written consent of the Lessor, which consent shall be granted in the sole and absolute discretion of the Lessor and on conditions determined by the Lessor at the time;~~

12.3.1

~~Should the Lessee anticipate the possible sale of its business or any portion thereof, and prior to entering into or concluding any Agreement with a potential purchaser, the Lessee shall notify the Lessor in writing, which notice shall contain the following minimum information:-~~

		~~12.3.1.1~~	~~the name and identity number of the potential purchaser;~~

		~~12.3.1.2~~ 	~~the name and registration number of the proposed purchaser in the event of a juristic person;~~

		~~12.3.1.3~~	~~the proposed sureties and their identity numbers;~~

		~~12.3.1.4~~	~~the experience, curriculum vitae and résumé of the potential purchaser and of any individuals that will conduct the business;~~

		~~12.3.1.5~~ 	~~the business plan;~~

		~~12.3.1.6~~	~~the amount of Lessee installation allowances that was granted to the Lessee by the Lessor;~~

		~~12.3.1.7~~ 	~~a copy of the proposed Agreement of Sale;~~

~~12.3.1.8~~

~~confirmation that no amounts are payable to the Lessor by the Lessee at the time of making such request. Should monies be outstanding and the Lessee would request the Lessor to accept payment from the purchaser of the business conducted from the Leased Premises, the Lessor shall be under no obligation to accept such proposal and shall be at liberty to enforce its rights in terms of this Agreement at any time alternatively accept such proposal upon terms and conditions acceptable to the Lessor.~~

~~12.3.2~~

~~The surety(ies) to this Agreement shall remain liable, and where necessary shall be re-signed to record their liability for the duration of the unexpired portion of the Agreement, despite and notwithstanding an approval of the sale of the business;~~

~~12.3.3~~

~~In the event of the Lessee having received an installation allowance from the Lessor, the installation allowance will be repaid to the Lessor, prior to the purchaser of the business taking occupation of the Leased Premises alternatively at signing an assignment of this Agreement or upon the signing a new agreement of lease in respect of the Leased Premises by such purchaser, on the following formula:~~

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~~Amount of Allowance x Unexpired Period of The Initial Period~~
                                                                ~~The Initial Period~~

~~= Amount to be repaid by the Lessee to the Lessor~~

~~12.3.4~~	~~Such repayment shall be payable upon demand from the Lessor;~~

~~12.3.5~~

~~The Lessee shall notify the “prospective purchaser” of the content of this Agreement and specifically but not limited to the usage clause and shall furthermore make no representation that such usage clause or any other term of this Agreement may alter or be amended or that such amendment shall be favourably considered by the Lessor.~~

~~12.3.6~~

~~For the avoidance of doubt, the parties record that if the business conducted from the Leased Premises is sold by the Lessee, then and unless the purchaser of the new business takes assignment of this lease, all rentals remaining under this lease until Termination Date will become due for payment by the Lessee to the Lessor at their then present value using the Prime Rate of interest of Nedbank Ltd. A certificate issued by the Lessor shall constitute prima facie proof of the present value of the rentals remaining under this lease until Termination Date.~~

13.	Breach

13.1	If:

	13.1.1	the Lessee fail to pay any amount due by the Lessee in terms of this Agreement on the due date thereof; and/or

	13.1.2	the Lessee breaches any term of this Agreement and does not remedy such breach within 7 (Seven) days after having been required in writing by the Lessor to do so.

	13.1.3	the Lessee being a company or close corporation, be placed under provisional or final judicial management or provisional or final winding-up, whether voluntary or compulsory; and/or

	13.1.4	the Lessee be a franchise and its franchise agreement is cancelled or terminated or is interdicted on a temporary or permanent basis from trading as a franchisee in any respect; and/or

	13.1.5	the Lessee holds any license to conduct its business or part thereof and such license is revoked or not renewed or extended;

then the Lessor may (without prejudice to its other rights and remedies) forthwith cancel this Agreement by written notice to that effect given to the Lessee; or

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at the election of the Lessor, amend this Agreement by written notice given to the Lessee, to the effect that this Agreement may thereafter be terminated by the Lessor before the expiry of the Lease Period, by giving 1 (One) calendar month’s written notice.

13.2

If the Lessee breaches any term of this Agreement and the Lessor has already in terms of clause 13.1 hereof in writing required the Lessee three or more times to remedy a breach (whether the same breach or a different breach), then the Lessor may (without prejudice to its other rights and remedies) immediately and without first requiring the Lessee to remedy such breach -

	13.2.1	cancel this Agreement by written notice to that effect given to the Lessee; or

13.2.2

at the election of the Lessor, by written notice to that effect given to the Lessee change the Lease Period so that this Agreement may thereafter be terminated by the Lessor by 1 (One) calendar month’s written notice.

13.3

If the Lessee disputes any termination of this Agreement and remains in possession of the Leased Premises, the Lessee will continue paying the Monthly Rental and other monies payable in terms of this Agreement and will continue to fulfill its other obligations in terms of this Agreement pending the determination of such dispute. The Lessor will be entitled to accept such payments without prejudice to its rights or remedies. If such dispute is resolved in favour of the Lessor, then any such payments will be deemed to have been paid on account of damages suffered by the Lessor as a result of the unlawful holding over by the Lessee of the Leased Premises.

14.	Re-Building

14.1

Notwithstanding anything contained to the contrary in this Agreement, if the Lessor intends to renovate and/or demolish and/or re-develop the Building in which the Leased Premises are situated, the Lessor may cancel this lease by giving the Lessee at least 3 (Three) calendar months’ written notice of cancellation.

14.2

The Lessor may extend or change the Building at any time without giving the Lessee notice to such effect. The Lessee may under no circumstances object to the proposed extension or any rezoning application or other application by the Lessor to extend or change the building.

14.3	The Lessor will ensure access to the Leased Premises will always be available and any disruption will have no material impact to the Lessee’s business.

15.	Insurance, damage and destruction

15.1

The Lessee may not do or permit anything to be done which invalidates the Lessor’s insurance policies in respect of the Property or which causes insurance claims to be unenforceable or which increases the premiums of such insurance. The policies are to be made available by the Lessor for perusal on written request by the Lessee.

15.2

If the Leased Premises or the Building is damaged or destroyed to such an extent that it becomes substantially untenantable, the Lessor may, at its option, and in addition to any other rights which it may have -

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15.2.1	by written notice terminate this Agreement from date of such damage or destruction, or

15.2.2

rebuild or restore the Leased Premises or the Building, provided that during such rebuilding or restoration the Monthly Rental will be abated in accordance with the extent of loss of beneficial occupation suffered by the Lessee, as certified the Lessor’s architect or

15.2.3	Provided that in the event that such rebuilding or restoration is likely to take more than 3(three) months to complete, the Lessee may elect to terminate this Agreement.

15.2.4	Should the Lessee do so, the Lessee indemnifies the Lessor against any loss incurred as a result of this and/or pay for any increase in the insurance premium required to accommodate such business.

16.	Lessee’s General Obligations

16.1	The Lessee:

16.1.1

shall comply with all laws, by-laws and regulations relating to lessees or occupiers of business premises for the conduct of any business carried on in the premises, including but not limited to obtaining an occupation certificate from the local authority at its cost;

16.1.2

shall not do or permit or cause anything to be done in or about the Leased Premises anything which, in the reasonable opinion of the Lessor, constitutes a nuisance or disturbance or may cause inconvenience to, or in any way disturb the peace of the Lessor or other lessees in the Building or on the Property, or occupiers of neighbouring premises or which may detract from the general neat appearance of the Property or the Leased Premises. Nothing in this Agreement shall entitle any lessee or person or other party to demand from the Lessor to take action in terms of this clause, nor shall any lessee or other party derive any rights from the provision of this clause;

16.1.3

will, if the Lessee is a restaurant or fast food outlet at its cost, install and maintain an extraction system in the food preparation area with filters, and shall maintain and regularly service, at its cost, these filters, to reduce odours and smoke to a minimum, together with a grease trap or similar equipment leading to the drainage in the Leased Premises, and the Lessor will have the right to order the Lessee, at the Lessee's cost, to change any system to meet the requirement of the Lessor or of any authority, including but not limited to the Department of Agriculture, Conservation and Environment;

16.1.4

undertakes not to do or permit any act or deed, which may or shall obstruct the sewerage pipes, water pipes, storm water drainage system and/or drains. Should such an incident occur, the Lessor will be entitled to recover the cost of unblocking same and/or any damages resulting from such blockage from the Lessee and should the Lessor's contractor find that more than one lessee has attributed to the blockage, the costs and damages will be recovered from the responsible parties on an equal basis;

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16.1.5	shall ensure that the Leased Premises are adequately stocked and properly staffed and shall not obscure windows in any manner;

16.1.6

shall pay for the replacement and repair of any lamps, starters, ballast and any lamps used in the Leased Premises and shall not interfere with the electrical installation or any other installation or equipment belonging to the Lessor and shall not overload the electrical system or any other service;

16.1.7	shall not attach to the walls, ceilings and/or place on any part of the Leased Premises fittings or equipment which may be too heavy load therefore;

16.1.8

shall be responsible for maintenance and repair of electrical installations in the Leased Premises, including but not limited to the distribution board and further more furnish the Lessor with an electrical compliance certificate if requested in writing by the Lessor from time to time, and should the Lessee fail to do so the Lessor shall be entitled but not obliged to instruct its agents to obtain such certificate and the Lessee shall be liable for all costs relating thereto including but not limited to costs in respect of work to be performed.

16.1.9

shall provide and use bins or containers for refuse removal at its costs as may be necessary or specified by the local authority or the Lessor and keep the bins and containers in a neat and tidy condition and replace them from time to time;

16.1.10	shall not hold or permit to be held, any auction in or upon the Leased Premises without the Lessor's prior written consent;

16.1.11	shall expedite the loading and unloading of vehicles to ensure that vehicles do not wait in the unloading area for unreasonably long periods;

16.1.12

~~shall not be entitled to encumber, pledge, hypothecate or bond the content of the Leased Premises without the Lessor’s prior written consent. Failure by the Lessee to abide herewith shall constitute a material breach of the terms and conditions of this Agreement~~;

16.1.13

~~shall, and it is a material term of this Agreement, keep the Leased Premises open continuously during business hours and carry on its business during the whole term of this Agreement or any extension or renewal thereof, subject to its right to close the Leased Premises on special occasions or when general conditions render it reasonably appropriate to do and then with the written consent of the Lessor~~;

16.1.14

shall ensure that all activities on the Leased Premises comply in all respects with the Occupational Health and Safety Act No. 85 of 1993, as amended (or its successor) and the regulations (as amended) found thereunder. The Lessee confirms that with effect from the fixturing occupation date it has acquired full control in respect of the use of the Leased Premises for purpose of the Occupational Health and Safety Act No. 85 of 1993, as amended, and the Lessee hereby indemnifies the Lessor or any duly appointed agent against any claims arising from the Lessee’s non-compliance with the provisions of this Act in respect of the Leased Premises;

16.1.15

shall not contravene or allow the contravention of the Tobacco Products Control Act 83 of 1993 (including regulations as amended thereunder) by members of its staff or any person on the Leased Premises. The Lessee further indemnifies and holds the Lessor harmless against any penalty imposed by any local, provincial, national or other authority as a result of the Lessee's failure to comply with the provisions of such Act and/or the regulations.

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16.2

The Lessee indemnifies and holds the Lessor harmless against any protest, picketing, strike, unlawful occupancy, nuisance and disturbance carried out by any employees and/or third party/parties on the Leased Premises and/or in the building directed to or relating to the Lessee.

16.3

The Lessee undertakes to immediately inform the Lessor in writing of any industrial action and/or process where an order is sought or applied for in terms of which industrial action would be allowed in any location other than the premises for example on the property or in the building. The Lessee shall not willfully agree to and shall oppose any application in terms of which any industrial action would be allowed in any location other than the Leased Premises for example on the Property or in the Building.

16.4	The Lessee undertakes to use its best endeavours to limit the noise levels and nuisance caused by any industrial action by its employees or directed at the Lessee.

17.	General

17.1	Any letting or reservation of parking space on the Property, if available, for the benefit of the Lessee will be expressly agreed upon in writing separately from this Agreement.

17.2	The fitting-out of the Leased Premises will be expressly agreed upon in writing separately from this Agreement.

17.3	The Lessor may assign its rights and obligations in terms of this Agreement to any other person by written notice to that effect given to the Lessee. The Lessee hereby consents to such assignment.

17.4	If the Lessee comprises more than one person, such persons are jointly and severally liable and entitled in terms of this Agreement.

17.5	The Lessee is to ensure that its visitors and its employees do not act in contravention of this Agreement.

17.6

If the Lessor provides services to the Leased Premises or makes concessions which it is not obliged to provide or make, then the Lessee does not acquire rights in respect thereof and the Lessor is not obliged to continue providing such services or making such concessions.

17.7

This Agreement supersedes all prior agreements in respect of the matters referred to herein and is the whole agreement in respect thereof. No amendment, renewal or consensual cancellation of this Agreement is binding on the parties unless expressly contained in a written document signed by the Lessor. The Lessor will not be bound by any representation or warranty not expressly recorded in this Agreement.

17.8	Where necessary, in the Agreement, a reference to the masculine gender includes the feminine and neuter.

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18.	Change of Building Name

The Lessor shall have the right to change the name of the Building. The Lessor shall not be liable for any losses or damages suffered by the Lessee from or incidental to such change of name.

19.	Cash Deposit

~~19.1~~	~~The Deposit will be security for the Lessee’s obligations in terms of this Agreement (including any cancellation thereof).~~

~~19.2~~

~~The Deposit, without interest but after deduction of all amounts owing by the Lessee to the Lessor, will be repaid by the Lessor to the Lessee within 3 (Three) months after this Agreement terminates for any reason whatsoever. If the Lessee provides a Bank Guarantee, such Bank Guarantee shall expire 3 (Three) months after the Termination Date of this Agreement after which such Bank Guarantee shall be revoked.~~

~~19.3~~

~~Should the Lessee not furnish such acceptable Bank Guarantee at the date of signature of this Agreement, the Deposit shall thereafter, notwithstanding what is recorded elsewhere, be payable in cash. This provision is for the benefit of the Lessor and may be waived by it in writing at any time.~~

20.	Suretyships

~~The person or persons named in clause~~ 1.17 ~~of the Schedule shall furnish personal suretyships together with the signing of this Agreement of Lease. Should such person or persons fail to sign such suretyships, then it shall be deemed that the Lessee shall be in breach of the terms and conditions of this Agreement of Lease, and the Lessor shall be entitled to exercise all its rights hereunder, consequent upon a breach by the Lessee of its obligations, provided that the Lessor may, in its discretion, waive its right to the suretyship of any one or more of the sureties named in the Schedule without affecting its right in respect of the remaining sureties or their several obligations as such.~~

21.	Advertising Signs

21.1

The Lessee shall not affix to or place, hang or erect on any part of the Leased Premises or the Property, any sign, nameplate, notice-board, advertising sign, flagpole, antenna or sun-blind, not do or cause to be done any painting, writing or printing on any part of the Leased Premises or of the Property without the Lessor's prior written consent. If the Lessor consents, the work shall be done strictly in accordance with the Lessor’s specifications. If the Lessee commits a breach of this provision, the Lessor shall be entitled, without notice or order of court, to remove the offending matter at the Lessee’s expense;

21.2

The Lessee shall be required to provide a sign in compliance with the provisions of the Lessor’s sign and shopfront specifications. The Lessee shall be obliged to obtain the prior written approval of the Lessor for any signage it wishes to erect in or on the Leased Premises and, provided such signage is in keeping with the general standard and finish of the building, such consent shall not be unreasonably withheld;

21.3

If the signage is approved by the Lessor in terms of clause 21.2, the Lessee’s right to place a sign on a portion of the Leased Premises and/or Building and/or Property, shall be by virtue of a license and such license may be revoked at any time;

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21.4

During this Agreement or any renewal therefore, the Lessee shall maintain the good appearance of any advertising sign and keep it in proper working order and shall, at the expiration or earlier termination of this Agreement, remove any sign so placed and reinstate the relevant part of the Leased Premises and/or Building and/or Property to the same good order and conditions as it was at the commencement date or as it was when the Leased Premises were first occupied by the Lessee.

22.	FICA requirements

The Lessee acknowledges the Lessor’s duty to comply with the Financial Intelligence Centre Act, 38 of 2001, as amended, and agrees to provide the Lessor with the relevant documents as required by law.

23.	Consent to credit verification

23.1	The Lessee irrevocably consent to the Lessor and/or its agents requesting any information available on any credit bureau regarding the Lessee stipulated herein from time to time.

23.2	This consent includes (but is not limited to) that the Lessor and/or its agents, as the case may be:

23.2.1	perform a credit search on the Lessee’s credit profile with more than one registered credit bureau at any time during the currency of this Agreement.

23.2.2	should the Lessee fail to meet its commitments in terms of this Agreement, the Lessor and/or its agents may record the Lessee’s non-performance to any credit bureau.

23.2.3	to request a report where the Lessor and/or its agents are monitoring the Lessee’s payment behaviour by researching the Lessee’s profile.

23.2.4	use any new information and data obtained from any registered credit bureau in respect of future applications to lease (if applicable).

23.2.5	may record the details in respect of the Lessee’s account with any registered credit bureau.

23.2.6	may record and transmit details of the Lessee’s performance in terms of this Agreement and how the account is conducted by the Lessee in meeting its obligations in terms of this Agreement.

23.3	The Lessor will give the Lessee 20 (Twenty) business days’ written notice prior to forwarding of the details as set out above to any registered credit bureau.

24.	Exercise of rights

24.1

The Lessee chooses the their Head Office address as stated in clause 1.2 of the schedule as his address for the service of any process of court and for all purposes (including the giving of notices) in terms of this Agreement (including any cancellation thereof); provided that a process or notice actually served on or received by the Lessee will be adequately served or given notwithstanding the fact that it was not served on or received by the Lessee at the Leased Premises.

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24.2

Each party hereby consents to the jurisdiction of the Magistrates’ Court should either party institute legal proceedings out of that court, even if the amount claimed exceeds the jurisdiction of the Magistrates’ Court.

24.3

The costs which either party may be obliged to pay to the other party pursuant to the other party enforcing its rights in terms of this Agreement (including any cancellation thereof) include legal costs (as between attorney-and-own-client), collection commission and tracing costs.

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25.	Signature

Any signature for the Lessee hereby warrants that he is authorised to sign this Agreement on behalf of the Lessee and that the Lessee is empowered to enter into this Agreement -

25.1	SIGNATURE OF / FOR LESSEE

SIGNED at ROSEBANK on 7th day of MAY 2013____

/s/ Herman Kotzé

Duly authorized (THE LESSEE)

25.2	DETAILS OF SIGNATORY OF / FOR LESSEE ( S )

FULL NAME	HERMAN KOTZÉ

CAPACITY	DIRECTOR

IDENTITY NUMBER

AS WITNESS	PRINT NAME (WITNESS)

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25.3	SIGNATURE FOR LESSOR

SIGNED at ROSEBANK on 7TH day of MAY 2013____

/s/ Lance Manning Seymour Chalwin-Milton

Duly authorized (THE LESSOR)

25.4	DETAILS OF SIGNATORY OF / FOR LESSOR ( S )

FULL NAME	LANCE MANNING SEYMOUR CHALWIN- MILTON

CAPACITY	DIRECTOR _____________________________________

IDENTITY NUMBER

AS WITNESS	PRINT NAME (WITNESS)

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ANNEXURE A

LESSEE COMPANY RESOLUTION

CERTIFIED COPY OF A RESOLUTION OF
NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

PASSED AT: __________________________________________

ON: __________________________________________

IT WAS RESOLVED THAT:

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

1.	enter into an Agreement of Lease with BUZZ TRADING 199 (PTY) LTD to which this Resolution is attached”;

2.	HERMAN KOTZÉ in his capacity as __________________________________is hereby authorised to sign such Agreement on behalf of NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

THE AFOREGOING IS CERTIFIED TO BE A TRUE COPY

_________________________	_________________________
(Name in print)	(Full Signature)

_________________________
(Designation)

(Designation AND Signature)	DATE

(Designation AND Signature)	DATE

(Designation AND Signature)	DATE

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ANNEXURE B

~~BANK GUARANTEE FORMAT~~

LEASE GUARANTEE NUMBER:   ____________________

~~DATE:     _____________________~~

~~LEASE GUARANTEE BETWEEN   __________________   AND ________________________~~

~~We, _________________________ Bank of South Africa Limited, Registration Number _____________________ (“the Bank”), advise that we are holding the sum of R ____________ (_______________ Rand) (“the Guaranteed Amount”) on behalf of __________________ (hereinafter referred to as “the Lessee”) at the disposal of  __________________ (hereinafter referred to as “the Lessor”) for the Agreement of Lease of Shop ____ situated at ________________(hereinafter referred to as “the Lease Agreement”). The Bank will pay on receipt of a first written demand from the Lessor, stating that the amount is due and payable and that the Lessee is in breach of the Lessee’s obligations under the Lease Agreement, provided that the claimed amount does not exceed the Guaranteed Amount.~~

~~The Bank’s liability under this Guarantee is principle in nature and is not subject to any agreement. The Bank’s liability shall not be reduced or in any way be affected by any alteration of any agreements entered into, or to be entered into, with the Lessor.~~

~~The Bank will pay upon demand and will not determine the validity of the demand or the correctness of the amount demanded, or become party to any claim or dispute of any nature, which any party may allege.~~

~~This Guarantee is neither negotiable nor transferable, is restricted to the payment of a sum of money only and is limited to the Guaranteed Amount.~~

~~This Guarantee will expire on ___________________being 3 (Three) calendar months after the termination of the Lease Agreement or upon payment of the Guaranteed Amount in full by the Bank, whichever event occurs first, and no further claims will then be considered.~~

~~The Bank may at any time withdraw from this Guarantee by giving 3 (three) months written notice and make payment of the Guaranteed Amount by way of Electronic Fund Transfer into the account directed in writing by the Lessor from time to time.~~

~~Payment will only be made at the _______________branch of the Bank and against return of this original Guarantee by the Lessor or the Lessor’s duly authorised agent.~~

~~The original Guarantee must be returned to the Bank, either against payment of the Guaranteed Amount, or expiry thereof.~~

~~This Guarantee is issued in favour of __________[the Lessor]. This Guarantee is neither negotiable nor transferable, save in the event that the property which is the subject of this Guarantee it sold, in which event the Lessor may, in terms of the Lease Agreement referred to herein, request the Bank in writing to transfer this Guarantee to the Lessor’s successor/s in title. The Bank undertakes to do all things necessary to procure such a transfer to such a third party.~~

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~~Notwithstanding anything contained in this Guarantee, the Lessor shall be entitled to call on payment in terms of this Guarantee in the event of the Lessee remaining in occupation of the premises beyond the expiry date of the Lease Agreement referred to herein.~~

~~Any change to the terms and/or conditions of this Guarantee, must first be agreed to in writing by the Lessor, the Lessee and the Bank.~~

~~FOR: ______________ BANK OF SOUTH AFRICA LIMITED at _______________________~~

~~on _______________~~

~~(Authorised Signatory)~~	~~(Authorised Signatory)~~

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ANNEXURE C

PLAN

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ANNEXURE D

~~DEED OF SURETYSHIP~~

~~I/We the undersigned,~~

~~__________________________________identity number: _____________________________~~

~~of ___________________________________________________________________(address)~~

~~do hereby bind myself/ourselves as Surety(ies) and Co-Principal Debtors(s) jointly and severally to:~~

~~BUZZ TRADING 199 (PTY) LTD~~
(Registration Number )
~~(hereinafter called “the Lessor”)~~

~~for the due and proper fulfilment of all the obligations of, and for the punctual payment of all sums which are or may become due by:~~

~~NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED~~
 (Registration Number )

~~(hereinafter called “the Lessee”)~~

~~or its successors in title or assigns, to the Lessor, from whatsoever nature and howsoever arising, including but not limited to the Agreement of Lease to which this Deed is annexed, its cancellation or termination, in respect of premises in the Property known as PRESIDENT PLACE. We acknowledge ourselves to be fully acquired with all the terms and conditions of the said Lease.~~

~~I/We agree and declare that:~~

~~1.~~

~~No act of indulgence, relaxation or grace granted by the Lessor to the Lessee or any amendment of the obligations existing between the Lessee and the Lessor shall prejudice or affect the Lessor's rights in terms hereof, and if any action by the Lessor results in a novation of any debt or liability between the Lessor and the Lessee or if any transaction between the Lessee and Lessor is terminated in terms of any statute or law in force from time to time, and a new transaction concluded in place thereof, or occupancy of the premises continues, or the Lessee holds over after cancellation, then without limitation to the aforegoing, I/we undertake and agree to be similarly bound as Surety(ies) and Co- Principal Debtor(s) in favour of the Lessor for such novated debt or liability or such newly concluded transaction;~~

~~2.~~

~~The Lessor shall be entitled, in writing, without prejudice to its rights and without detracting from my/our liability hereunder, to release any securities or other sureties given to it or to give time to or compound with or make any arrangements with the Lessee in regard to the fulfilment of any of the Lessee's obligations as the Lessor in its absolute discretion deems fit;~~

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~~3.~~

~~If there is provision in this document for signature by more than one person of this Suretyship and one or more of those persons do not sign the Suretyship, that fact shall not affect the liability of the person(s) who does/do sign this document;~~

~~This Suretyship shall establish a continuing covering liability on my/our part for whatever amount(s) and whatever other obligation(s) will be owing by the Lessee to the Lessor for the time being, notwithstanding any intermediate discharge or settlement of or fluctuations in the account and notwithstanding the death, insolvency (which term shall for all the intents and purposes of these presents include sequestration, surrender, winding up and judicial management, whether provisional or final) or legal incapacity of the Lessee or any other Surety(ies) for and/or co-principal debtor(s) with the Lessee,~~

~~4.~~	~~This Suretyship shall be in addition to and without prejudice to any other Suretyship of securities now held or hereafter held by the Lessor from or on behalf of the Lessee;~~

~~5.~~	~~(a)~~
~~The amount of my/our indebtedness hereunder and that of the Lessee to the Lessor at any time, shall be determined and proved by a certificate signed by the Lessor(or by one of the Lessor's officials whose appointment, qualification and/or authority need not be proved);~~

~~(b)~~

~~A certificate in terms of sub-clause (a) hereof shall be binding on me/us, shall be prima facieof the amount of my/our indebtedness hereunder, and shall be valid as a liquid document against me/us in any competent court for the purpose of obtaining provisional sentence or judgement against me/us thereon;~~

~~6.~~

~~Should the Lessor cede its claim against the Lessee to any third party, then the Surety/Sureties hereby irrevocably consent to such cession, whereafter this Deed of Suretyship shall be deemed to have been given by me/us to such cessionary who shall be entitled to exercise all his rights in terms of this Deed of Suretyship as if such cessionary were the Lessor. The aforegoing shall in no way limit the operation of law in the event of a sale and transfer of the property to any third party/parties;~~

~~7.~~	~~I/We renounce the benefits of excussion, non numeratae pecuniae, errore calculis, non causa debiti, division and cession of action, the full meaning and effect whereof I/we know and understand;~~

~~8.~~	~~I/we choose domicilium citandi et executandi at the Premises let by the Lessor to the Lessee in terms of the Agreement of Lease to which this Suretyship is an annexure;~~

~~9.~~

~~If a signatory hereof is a company, close corporation (or other juristic person) (hereinafter referred to as “the estate”), that entity does hereby warrant and represent to the Lessor that it has authority for the granting of this Deed of Suretyship in terms of its statutory documents and has a material interest in securing the indebtedness covered by this Suretyship, which is entered into for its direct or indirect benefit. The person signing this Suretyship on behalf of the Company shall be deemed by virtue of such signature to be party to the aforegoing warranty and representation in his personal capacity jointly and severally with the Company.~~

~~10.~~

~~If the estate of the Lessee is provisionally or finally sequestrated or (if the Lessee is a Company or Closed Corporation or other juristic person) it is placed under provisional or final winding up, my/our liability hereunder shall not be affected in any way.~~

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~~11.~~

~~This Suretyship constitutes the entire agreement between me/us and the Lessor, and no variation or consensual cancellation thereof shall be of any force or effect unless it is in writing and signed by both the Lessor and me/us.~~

~~12.~~	~~I/we acknowledge that no representations whatever have been made to me/us in order to induce me/us to sign this Suretyship.~~

~~13.~~	~~I/We acknowledge that the Lessor shall be entitled to conduct enquiries at credit bureaus and/or financial institutions from time to time.~~

~~14.~~

~~Any costs incurred by the Lessor in enforcing the terms of this Suretyship against me/us will be borne by me/us on the scale as between attorney and own client including collection commission and tracing fees. I/we furthermore consent to the jurisdiction of the Magistrate's Court having jurisdiction over my/our person in respect of all legal steps, which the Lessor may take against me/us, notwithstanding that the amount claimed or cause of action would otherwise be beyond the jurisdiction of the Magistrate's Court.~~

~~15.~~

~~The Lessor may during the currency of this Deed of Suretyship, obtain one or more further sureties. I/We hereby agree that such further suretyship shall in no way prejudice any rights that the Lessor may have against me/us.~~

~~16.~~ 	~~CONSENT TO CREDIT VERIFICATION~~

16.1.	~~I/we irrevocably consent to the Lessor and / or his agents requesting any information available on any credit bureau regarding me/us stipulated herein from time to time.~~

16.2.	~~This consent includes (but is not limited to) that the Lessor and/or its agents, as the case may be:~~

16.2.1.	~~perform a credit search on my/our credit profile with more than one registered credit bureau at any time during the currency of this Agreement.~~

16.2.2.	~~should I/we fail to meet its commitments in terms of this Deed of Suretyship, the Lessor and/or its agents may record my/our non-performance to any credit bureau.~~

16.2.3.	~~to request a report where the Lessor and/or its agents are monitoring my/our payment behaviour by researching my/our profile.~~

16.2.4.	~~use any new information and data obtained from any registered credit bureau in respect of future applications to lease (if applicable).~~

16.2.5.	~~may record the details in respect of my/our account with any registered credit bureau.~~

16.2.6.	~~may record and transmit details of my/our performance in terms of this Deed of Suretyship and how the account is conducted by me/us in meeting my/our obligations in terms of the Deed of Suretyship.~~

16.3.	~~The Lessor will give me/us 20 (twenty) business days written notice prior to forwarding of the details as set out above to any registered credit bureau.~~

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~~SIGNED at ________________________________________________________on _______________day of _________________________ 20____~~

~~_____________________________________________________~~

~~SURETY (Full Signature)~~

~~AS WITNESS~~ 	~~PRINT NAME (WITNESS)~~

~~IF APPLICABLE, TO BE FILLED IN BY SPOUSE:~~

~~By my signature hereto, I   ____________________________________________~~

~~(ID number: _________________________________________) (spouse) married in community of property to _________________ hereby give my consent in the presence of the undersigned witnesses to _____________________ binding himself/herself as surety to __________________for and on behalf of __________________trading as __________________________~~

~~*See NOTE below, if applicable Surety's wife/husband and two witnesses must sign below.~~

~~AS WITNESSES:~~

~~1.~~	~~____________________________________~~

~~2.~~	~~____________________________________~~	~~____________________________________~~
~~(FULL SIGNATURE) (Spouse)~~

<STRIKE>If not applicable, please state reason:               ___________________________________
(For example: married by A.N.C. or unmarried etc.)

~~NOTE: If the surety is married in community of property his/her spouse must consent the Suretyship in terms of Section 15 of the Matrimonial Property Act No. 88 of 1984.~~

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ANNEXURE E

REINSTATEMENT OF LEASED PREMISES

1.	The Lessee shall on cancellation, or prior to termination or expiry of this lease, at the Lessee’s cost and expense reinstate the Leased Premises in:

1.1	the same good order and condition, as at the Commencement Date; alternatively

1.2	a basic condition consisting of a screed floor, white painted walls, standard ceiling; alternatively

1.3	any combination of the conditions described in clauses 1.1 and 1.2 as directed by the Lessor in writing;

in all instances, fair wear and tear excepted, and to make good and repair at the Lessee’s cost and expense any disrepair, damage or breakage, or at the Lessor’s written option, to reimburse the Lessor for the cost of so doing and/or the cost of replacing any broken or damaged articles.

2.	In addition to the above, the Lessee shall:

2.1

arrange for a skip to be provided for the building rubble which includes tiles, ceiling boards, any plumbing and building material. No waste bins that belong to the Building may be used to transport rubble. Any damage to the bins will be billed to the Lessee’s account.

2.2

advise his contractors / sub-contractors that the Common Areas and facilities are used at the user’s own risk, and the Lessor shall not be liable for injury to any person or for any damage or loss, however caused.

2.3	ensure that his contractors / sub-contractors do not obstruct to the entrances to parking areas, lifts, loading zones, driveways, passages or arcades in any way whatsoever.

2.4

not do or permit or cause anything to be done which, in the reasonable opinion of the Lessor, constitutes a nuisance or may cause inconvenience to, or in any way disturb the peace of the Lessor or other lessees in the Property or which may detract from the general neat appearance of the Property or the Leased Premises.

2.5	complete a take back inspection with a representative of the Lessor or its agent (including a handover of all keys, duplicate keys and panic buttons in good, working order).

2.6	obtain at its own cost and provide the Lessor with a Certificate of Electrical Compliance and Occupancy Certificate upon demand.

2.7

The Lessor shall notify the Lessee of any disrepair, damage or breakage, which require repairs within 30 days of the termination of this Agreement. Failing which the premises shall be deemed to have been left by the Lessee in the same good order and condition as on the commencement date and the Lessor shall have no further claim against the Lessee in the relation to any required repairs.

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